Exhibit 10.9

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is dated this ___23rd________ day of August, 2020 (the "Effective Date") by and between 100 DOMAIN DRIVE EI, LLC, a Delaware limited liability company, as administrator of the tenancy in common with 100 DOMAIN DRIVE DD, LLC, a Delaware limited liability company (collectively, "Landlord") and VAPOTHERM, INC., a Delaware corporation ("Tenant").

RECITALS:

WHEREAS, Landlord's predecessor in interest, Albany Road-100 Domain LLC, and Tenant entered into that certain Lease Agreement dated as of September 30, 2016; as amended by that certain First Amendment to Lease dated as of September 11, 2017; as further amended by that certain Second Amendment to Lease dated as of June 6, 2018; as further amended by that certain Third Amendment to Lease dated July 26, 2018, (collectively, the "Existing Lease"), whereby Tenant leases certain premises consisting of approximately 82,968 rentable square feet of office and research and development space (the "Leased Premises") in the building known as 100 Domain Drive, Exeter, New Hampshire, as more particularly described in the Existing Lease (the "Building");

WHEREAS, Landlord purchased the Building from Albany Road-I 00 Domain LLC as of April 3, 2018 and has succeeded to its interests as Landlord under the Existing Lease;

WHEREAS, pursuant to the Existing Lease, Article XVII, as modified by the First Amendment to Lease, Section 19, Tenant has a right of first offer on all space in the Building, including space shown on a Floor Plan attached hereto as Exhibit A and designated “New Medical Device Manufacturing, R&D Lab Area, Office” consisting of approximately 11,180 rentable square feet of space, (the "New Medical Device Manufacturing Area" and also sometimes referred to herein as the “demised premises”);

WHEREAS, by letter dated July 21, 2020, from Tenant to Landlord, Tenant has exercised its right of first offer on the New Medical Device Manufacturing Area, and the Superior ROFO Rights described in Exhibit F to the Existing Lease have been waived and satisfied for purposes of this Fourth Amendment;

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to incorporate the New Medical Device Manufacturing Area into the Premises and subject the New Medical Device Manufacturing Area to the provisions of the Existing Lease, as amended by this Amendment; and

WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Existing Lease consistent therewith all subject to the terms, covenants and conditions hereinafter set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1.New Medical Device Manufacturing Area Premises.  Effective as of the Effective Date, Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, the New Medical Device Manufacturing Area Premises. As used herein, the term New Medical Device Manufacturing Area Premises shall mean the approximately 11,180 rentable square feet of space located on the 1st floor of the Building as further set forth on the New Medical Device Manufacturing Area Floor Plan attached hereto as Exhibit A. As of the Effective Date, all references to the "Premises" shall be deemed to include the Original Premises, the Expansion Premises, the Second Floor Premises, the New R&D Lab Area Premises, and the New Medical Device Manufacturing Area for a total of 95,320 rentable square feet. All references to the "Lease" shall mean the Existing Lease as amended by this Amendment.

2.Rent. Effective as of the Landlord’s delivery and Tenant’s acceptance of the New Medical Device Manufacturing Area to Tenant (“NMDMA Rent Commencement”) in the condition set forth in Section 4 below, which the parties shall confirm in writing and shall not unreasonably delay or deny, Tenant shall commence paying Base Rent and Additional Rent on the New Medical Device Manufacturing Area Premises, which rent shall be in addition to the Base Rent and Additional Rent Tenant is currently paying on the Leased Premises pursuant to the original Lease, the First Amendment to Lease, the Second Amendment to Lease, and the Third Amendment to Lease. Tenant's Proportionate Office Space Share shall be adjusted accordingly to include the New Medical Device Manufacturing Area Premises for purposes of calculating Additional Rent. Tenant shall pay Base Rent on the New Medical Device Manufacturing Area Premises in the same manner as required under the Existing Lease as follows:

Lease Year	Annual Fixed Rental Rate	Annual Fixed Rental	Monthly Fixed Rental
NMDMA Rent Commencement ~ 4/30/2021	$9.53	$106,545.40	$8,878.78
5/1/2021 ~ 4/30/2022	$9.53	$106,545.40	$8,878.78
5/1/2022 ~ 4/30/2023	$9.53	$106,545.40	$8,878.78
5/1/2023 ~ 4/30/2024	$11.00	$122,980.00	$10,248.33
5/1/2024 ~ 1/28/2025	$11.00	$122,980.00	$10,248.33

3.Term. The Term for the New Medical Device Manufacturing Area Premises shall commence as of the Effective Date and be coterminous with the Original Premises, with the First Lease Year being tied to the First Lease Year of the Second Expansion Premises as defined in the First Amendment to Lease.  The parties agree that the Lease Commencement date for the New Medical Device Manufacturing Area Premises is August _____, 2020, and the Lease Expiration date for the New Medical Device Manufacturing Area shall be January 28, 2025.

4.New Medical Device Manufacturing Area Premises Delivery, Condition and Tenant Work.

(a)On or before August 28th, 2020, Landlord, at its sole cost and expense, shall deliver the New Medical Device Manufacturing Area Premises including the construction of a demising walls subject to Section  4(c) below, structural components, and all building systems (including HVAC, life safety systems and electrical systems) in good order and repair and fully operational to serve the demised premises for the permitted uses set forth in Section 6 below including general office use (the “Landlord Work”).  In addition to the Landlord Work, Landlord shall cause all FF&E of the vacating tenant, Bauer Hockey, Inc. (“Bauer”) to be removed from the demised premises prior to delivery.  In the event that the Tenant requires the Bauer FF&E to be removed prior to August 28th, 2020 on an expedited basis, Tenant shall pay, upon presentation by Landlord of any invoices therefore, any additional cost incurred by Landlord in causing the removal of the Bauer FF&E on an expedited basis. For avoidance of doubt such amount shall be the difference in cost between removing the Bauer FF&E on or before the scheduled August 28th date and the cost of removing the Bauer FF&E on or before an earlier date.

(b)Upon delivery of the demises premises to the Tenant shall be responsible for the installation, maintenance, and repair of any Supplemental HVAC Equipment, life safety systems, electrical systems, or other mechanical equipment that Tenant installs in the New Medical Device Manufacturing Area Premises to accommodate Tenant’s specific requirements, and Landlord shall have no responsibility for any such items.

(c)Regarding the demising wall being built to fully separate the demises premises from the space being retained by Bauer, Tenant shall have the option of (i) permitting Landlord to build the demising wall completely at Landlord’s sole cost and expense as set forth in Section 4(a); or (ii) requiring the Landlord to build the portion of the demising wall which faces the space being retained by Bauer and the Tenant building the remaining portion of the demising wall facing into the demised premises.  In the event Tenant chooses to procced with (ii) it shall notify the Landlord prior to Landlord’s commencement of construction of the demising wall and Landlord shall provide Tenant a rent credit of $2,500.00.  Landlord shall also provide to Tenant upon request the full cost and back-up invoices, quotes, and payment receipts verifying the cost of building the demising wall.

(d)Subject to Section 4(c), Landlord shall demise the New Medical Device Manufacturing Area Premises at its sole cost and shall install an access door as shown on the Floor Plan attached as Exhibit A. Landlord covenants and represents that the foregoing work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements, codes and regulations.  Landlord’s delivery of the demised premises shall be as soon as possible after a lease amendment has been signed with Bauer, but in no event later than August 28th, 2020.  Tenant shall have a period of two (2) business days to inspect the demised premises to make sure it is in good order and repair and shall provide written notice to Landlord of any deficiencies that must be corrected before Tenant begins its improvements. In the event Tenant is not satisfied with the inspection, Tenant shall notify Landlord and Landlord shall immediately (within 5 calendar days) correct such deficiencies.  If Landlord fails to correct such deficiencies, Tenant may undertake the remaining Landlord Work and offset any costs and expenses against Rent. Tenant shall be allowed to make improvements to the New Medical Device Manufacturing Area Premises as set forth in this paragraph. Tenant shall perform all work necessary to permit Tenant to operate the New Medical Device Manufacturing Area Premises for its intended use and in such a manner that shall not unreasonably interfere with other tenants in the Building ("Tenant's Work"). Tenant shall not commence any of Tenant's Work until Tenant has developed with its architect at its sole cost and expense and submitted to Landlord "Space Plans" (in such detail as Landlord shall reasonably require) for such work and Landlord has approved such plans in writing. Upon execution of this Amendment, Tenant shall thereafter engage its architect at its sole cost and expense to prepare plans and specifications for the build-out of the New Medical Device Manufacturing Area Premises ("Build-Out Plans"), which plans and specifications shall be submitted to Landlord for its reasonable approval. Tenant's Work shall be performed in accordance with such approved Space Plans and Build-Out Plans and in accordance with the terms and conditions of this Lease and shall be performed by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld or delayed.

(e)Tenant shall commence Tenant's Work promptly after receipt of Landlord's approval of Tenant's Space Plans and Build-Out Plans and shall diligently prosecute the same to completion. Landlord's approval of Tenant's Space Plans and Build-Out Plans for Tenant's Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Prior to beginning Tenant's Work, Tenant shall obtain all necessary permits, including but not limited to zoning and building permits, and, if required by law, obtain appropriate performance and payment bonds covering the labor and materials required to complete Tenant's Work. Prior to beginning Tenant's Work, Tenant shall also deliver to Landlord and Landlord's Mortgagee, at Tenant's cost, a builder's risk insurance policy naming Landlord and Landlord's Mortgagee as additional insureds, as their interests may appear, with the amount and type of coverage being reasonably required by Landlord and Landlord's Mortgagee and otherwise in compliance with the requirements for insurance set forth in the Lease, together with evidence that the premium for said insurance has been paid in full by Tenant in accordance with the terms of the policy. Tenant covenants and represents that the foregoing work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements. Tenant's Work shall be deemed to be "Substantially Complete" upon delivery by Tenant's architect of a Certificate of Substantial Completion and the issuance of a certificate of occupancy by the applicable municipal authority.

5.Landlord Concessions. The parties acknowledge that to make the New Medical Device Manufacturing Premises available to Tenant, Landlord has had to provide a concession in the amount of up to $40,000 to Bauer, the tenant who is giving up the space in the Building that will become the New Medical Device Manufacturing Premises, for the purpose of retrofitting Bauer’s remaining office space.  Landlord shall be responsible to pay up to $20,000, and Tenant shall be responsible to pay up to $20,000 of the actual expenses incurred on a 50/50 basis for said work.

6.Use. Tenant intends to use the New Medical Device Manufacturing Premises for medical device manufacturing, research and development of processes and products for Tenant, and office space.  Landlord has conditionally granted Tenant the right to use the New Medical Device Manufacturing Area Premises for such use, provided Tenant complies with the following conditions: (i) Tenant substantially complies with the Space Plans and Build-Out Plans set forth in Section 4 herein.

7.Brokerage. Landlord and Tenant each represent and warrant to the other that it has dealt with Deane Navaroli of William & Reeves, Commercial Real Estate (“Broker”) and no other agents, brokers, finders or other parties.  Only Broker shall be entitled to any commission or fee with respect to this Fourth Amendment or the Premises or the Property. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any such party based upon dealings with that party. Landlord shall be responsible to compensate Broker pursuant to a separate agreement.

8.Ratification of Lease; No Other Amendments. In all other respects, the terms and provisions of the Existing Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Fourth Amendment. Tenant represents and warrants to Landlord that, solely as of the date of this Fourth Amendment, (a) Tenant is not in default under the terms of the Existing Lease, (b) to the best of Tenant's knowledge, Landlord is not in default under the terms of the Existing Lease; and (c) Landlord has completed all work required under the Existing Lease, if any. As of the date of this Fourth Amendment, Tenant further acknowledges that Tenant currently has no defenses, offsets, claims or counterclaims against Landlord under the Existing Lease or against the obligations of Tenant under the Existing Lease.

9.Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease.

10.Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Existing Lease and the terms and provisions of this Fourth Amendment shall be resolved in favor of the terms and provisions of this Fourth Amendment.

11.Execution. The submission of this Fourth Amendment shall not constitute an offer, and this Fourth Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Tenant and Landlord each represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individual or individuals signing this Fourth Amendment on behalf of Tenant and Landlord represent and warrant that they have been duly authorized to bind the Tenant and Landlord by their signatures.

12.Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied or pdf signatures may be used in place of original signatures on this Fourth Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Fourth Amendment based on the form of signature.

13.Modifications. This Fourth Amendment shall not be modified except in writing signed by both parties hereto.

14.Construction. The parties acknowledge and agree that this Fourth Amendment was negotiated by all parties, that this Fourth Amendment shall be interpreted as if it was drafted jointly by all of the parties, and that neither this Fourth Amendment, nor any provision within it, shall be construed against any party or its attorney because it was drafted in whole or in part by any party or its attorney.

15.Limitation of Landlord Liability.  Redress for any claims against Landlord under the Existing Lease and this Fourth Amendment shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under the Existing Lease and this Fourth Amendment shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

16.Amendment to Notice of Lease. Landlord and Tenant shall record an Amendment to and Restatement of the Notice of Lease in the form attached hereto as Exhibit B.

17.Utilities.  Tenant shall pay for all utilities in the Premises on the terms and conditions set forth in the Existing Lease. To the extent that any utilities for any portion of the Premises are not sub-metered, Tenant shall pay its Proportionate Share for the utilities in such portions of the Premises. Landlord shall allow separate metering in such portions of the Premises if Tenant is able to obtain separate metering for any utilities. Landlord shall, at Landlord's sole cost and expense, install any such meter or sub-meter.

18.Right of First Offer.  Landlord warrants that the rights described in Exhibit F to the Existing Lease have been waived and satisfied for purposes of this Fourth Amendment.

19.Governing Law. This Fourth Amendment shall be governed, construed and interpreted in accordance with the laws of the state in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment of Lease as of the date first above written.

LANDLORD

100 DOMAIN DRIVE EI LLC,
a Delaware limited liability company,
as tenancy in common administrator

By:	100 Domain Drive EI Managing Member LLC,
A Delaware limited liability company

	By:	/s/ Vincent MacNutt
Vincent MacNutt, Its Manager
Duly Authorized

TENANT

VAPOTHERM, INC.,
A Delaware corporation

	By:	/s/ John Landry
	Name:	John Landry
	Its:	Chief Financial Officer
Duly Authorized

EXHIBIT A

NEW MEDICAL DEVICE MANUFACTURING AREA PREMISES

EXHIBIT B

Return To:

Smith Duggan Buell & Rufo LLP

101 Arch Street, Suite 1950

Boston, MA 02110-1118

Attn: Paul Alan Rufo, Esq.

AMENDMENT TO AND RESTATEMENT OF NOTICE OF LEASE

WITH NOTICE OF RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE

Pursuant to the provisions of NH RSA 477:7-a, this notice amends and restates that certain Notice of Lease with Notice of Right of First Offer to Lease Additional Space dated September 11, 2017 and recorded at the Rockingham County Registry of Deeds at Book , Page .

Name and Address of Landlord/Lessor:

100 Domain Drive EI, LLC

60 Thoreau Street #262

Concord, MA 01742

Name and Address of Tenant/Lessee:

Vapotherm, Inc.

100 Domain Drive

Exeter, New Hampshire 03833

Date of Execution of the Lease:

The original Lease was originally executed and delivered on September 30, 2016 and has been amended by a First Amendment to Lease (the "First Amendment") on August 31st, 2017, by a Second Amendment to Lease (the “Second Amendment”) on June 6, 2018, a third amendment dated July 26, 2018 (the “Third Amendment”) and a fourth amendment dated August 1, 2020 (the “Fourth Amendment”). The original Lease as amended by the First Amendment, the Second Amendment, Third Amendment and Fourth Amendment shall be referred to herein collectively as the "Lease".

Description of Lease Premises:

A total of 95,320 +/- square feet of manufacturing, storage, research and development, and office space within a building containing 263,486 rentable square foot located at 100/150 Domain Drive, Exeter New Hampshire together with a non-exclusive right with other tenants of the Building to use all common areas and facilities, all of which are situated on the land described in Exhibit A. All of the above-described space is depicted on plans attached to the Lease.

Term; Date of Commencement, Extension Options:

The Term of the Lease will run for Seven (7) years commencing on January 28, 2018, and ending on January 28, 2025. Thereafter, the Tenant has two additional five (5) year options to renew subject to the provisions of the Lease.

Right of First Offer: Tenant has the right of first offer to lease all space within the Building, subject to the rights of any existing tenants.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERM RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT. THIS NOTICE OF LEASE IS EXECUTED ONLY FOR THE PURPOSE GIVING NOTICE OF THE EXISTENCE OF THE LEASE AND IS NOT INTENDED TO MODIFY, EXPAND OR REDUCE ANY OF THE RIGHTS OF THE LANDLORD OR THE TENANT SET FORTH IN THE LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE LEASE THE TERMS OF THE LEASE SHALL GOVERN.

[Remainder of Page Intentionally Blank. Signature Page to Follow]

Executed this _____ day of _______________, 2020.

LANDLORD

100 DOMAIN DRIVE EI LLC,

a Delaware limited liability company,

as tenancy in common administrator

By:	100 Domain Drive EI Managing Member LLC,
A Delaware limited liability company

By:
Vincent MacNutt, Its Manager
Duly Authorized

Witness

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ______________

On this ___ day of July, 2020, before me, the undersigned notary public, personally appeared  Vincent MacNutt, as Manager of 100 Domain Drive EI Managing Member LLC, Manager of 100 Domain Drive EI LLC, a Delaware limited liability company, and proved to me through satisfactory evidence of identification, □ Driver’s License or other state or federal governmental document bearing a photographic image,  □ oath or affirmation of a credible witness known to me who knows the above signatory, □ or my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and duly acknowledged to me that he executed the same on behalf of 100 Domain Drive EI LLC for the purposes stated therein, as his free act and deed and the free act and deed of 100 Domain Drive EI LLC and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his knowledge and belief.

Notary Public
Print Name:
My Commission Expires:

3 9085 7

TENANT

VAPOTHERM, INC.,
A Delaware corporation

By:
Name:
Its:
Duly Authorized

Witness

STATE OF NEW HAMPSHIRE

COUNTY OF ______________

The foregoing instrument was acknowledged before me this ______ day of _______________, 2020, by ____________________, as ______________________________________ of Vapotherm, Inc., a Delaware corporation.

Notary Public
Print Name:
My Commission Expires:

3 9085 7